Exhibit 10.1


LaSalle Business Credit, Inc.                             Member ABN AMRO Group

135 South LaSalle Street
Suite 425
Chicago, Illinois  60603
(312) 904-8490                                FEBRUARY 20, 2003


The Singing Machine Company, Inc.
6601 Lyons Road
Suite A-7
Coconut Creek, Florida  33073

           Re:  Seventh Amendment

Gentlemen:

         The Singing Machine Company, Inc., a Delaware corporation ("Borrower") and LaSalle Business Credit, LLC, a Delaware limited liability company, successor by merger to LaSalle Business Credit, Inc., a Delaware corporation (""Lender") have entered into that certain Loan and Security Agreement dated April 26, 2001 (the "Security "Agreement"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Agreement hereby is amended as follows:

         (a) Paragraph (1) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (1) LOANS: Subject to the terms and conditions of the Agreement and the Other Agreements, Lender shall, absent the occurrence of an Event of Default, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

                           (a) Up to seventy percent (70%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the face (less maximum discounts, credits and allowances which may be taken

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LaSalle Business Credit, Inc.                             Member ABN AMRO Group


The Singing Machine Company, Inc.
February 20, 2003
Page 2


                                    by or granted to Account Debtors in
                                    connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

                           (b) Subject to subparagraph (3)(a) of this Exhibit A, the lesser of: up to ten percent (10%), or such Lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the lower of the cost or market value of Borrower's Eligible Inventory or Two Million and No/100 Dollars ($2,000,000.00) during the period of February 11, 2003, said sublimit shall reduce to Zero and No/100 Dollars ($0.00), and during which time said advance rate shall reduce to zero percent (0%); plus

                           (c)      "Intentionally Omitted"; minus

                           (d) Such reserves as Lender elects, in its sole discretion exercised in good faith, to establish from time to time, including without limitation, (i) a seasonal dilution reserve in the amount of One Million and No/100 Dollars ($1,000,000.00) against
                                    Borrower's "Eligible Accounts" during the periods of October 1, 2002 until March 15, 2003 and October 1st of each subsequent calendar year until the "Clean Up Period" (as defined below), and (ii) to the extent that the ration of Free on Board sales to domestic sales increases, Lender in its sole discretion may create a reserve to account for the additional dilution;

                                    provided, that the Loan Limit shall in no event exceed (i) Twenty-Five Million and No/100 Dollars ($25,000,000.00) during teh period of August 1st through December 15th of each calendar year; (ii) Twenty Million and No/100 Dollars ($20,000,000.00) during the period of December 16th through

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LaSalle Business Credit, Inc.                              Member ABN AMRO Group


The Singing Machine Company, Inc.
February 20, 2003
Page 3

                                    December 31st of each calendar year; and
                                    (iii) Ten Million and No/100 Dollars
                                    ($10,000,000.00) during the period of
                                    January 1st through July 31st of each
                                    calendar year; and (iv) zero ($0) during any consecutive ninety (90) day period between December 15th of each year through April 30th of each following year (the "Clean Up Period") as determined by Borrower (the "Maximum Loan Limit"), except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Lender, in its sole discretion, exercised in good faith, from time to time.

         (b) Paragraph (5)(c) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

                           (c) One-Time Amendment Fees: Borrower shall pay to Bank a one-time amendment fee of Five Thousand and No/100 Dollars ($5,000.00), which fee shall be deemed fully earned on the date of this Amendment and payable on February 28, 2003.

         (c) Paragraph (6) of Exhibit A of the Agreement is amended to add the following provision:

                           (6).(1) CHANGE OF LENDER'S NAME: All references to LaSalle Business Credit, Inc.

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LaSalle Business Credit, Inc.                              Member ABN AMRO Group


The Singing Machine Company, Inc.
February 20, 2003
Page 4

                                    contained in this Agreement and the Other
                                    Agreements are hereby deemed to read
                                    "LaSalle Business Credit, LLC".

         2. This Amendment shall not become effective until fully executed by all parties hereto.

         3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                                LASALLE BUSINESS CREDIT, LLC, A
                                                DELAWARE LIMITED LIABILITY
                                                COMPANY, SUCCESSOR BY MERGER
                                                TO LASALLE BUSINESS CREDIT, INC.

                                                By   /s/ Casey Orlowski
                                                   ----------------------------
                                                Title    Vice President
                                                     --------------------------


ACKNOWLEDGED AND AGREED TO
this 20th day of February, 2003.

The Singing Machine Company, Inc.


By /s/ John F. Klecha
-----------------------
John F. Klecha

Title  President/Secretary